Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2015, relating to the consolidated financial statements of SoOum Corp. and subsidiaries, (the “Company”) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on April 15, 2015.

JOHN SCRUDATO, CPA

By:  /s/ John Scrudato

Califon, New Jersey

October 13, 2015